Exhibit 10.39
ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. PARTICIPANTS

THIS AGREEMENT, made as of this _____ day of _________, 201__ (the “Grant Date”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you (“Participant”) sets forth the terms and conditions of an Award of restricted stock units (“Restricted Stock Units”) granted to Participant under the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (the “Plan”).
W I T N E S S E T H:
Pursuant to the Plan, the Company desires to grant Participant, and Participant desires to accept, an Award of Restricted Stock Units, upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:

1.Grant. The Company hereby grants to Participant the number of Restricted Stock Units set forth in the notice of grant attached to this Agreement or in the award letter separately delivered to Participant together with this Agreement (collectively, the “Notice of Grant”), subject to the terms and conditions of the Plan and this Agreement.
2.    Vesting. The Restricted Stock Units shall become vested in the amounts and on the dates specified in the Notice of Grant (each, a “Vesting Date”), provided that Participant remains in continuous Employment (as defined in the Plan) through each applicable Vesting Date and is otherwise in compliance with all terms and conditions of the Plan and this Agreement.
3.    Form and Timing of Payment. Each Restricted Stock Unit represents the right to receive one share of Stock of the Company on the Vesting Date. Unless and until the Restricted Stock Units have vested in the manner set forth in Section 2 above and the Notice of Grant, Participant shall have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, Restricted Stock Units that vest in accordance with Section 2 above and the Notice of Grant will be paid to Participant in whole shares of Stock, on, or as soon as practicable after, the Vesting Date.
4.    Rights as Stockholder. No shares of Stock shall be delivered hereunder until all requirements for vesting have been satisfied. Participant shall have no rights as a stockholder with respect to any shares of Stock covered by this Award until such shares are issued to Participant. Except as otherwise provided herein or in the Plan, no adjustment shall be made for dividends or

6668698-v6\GESDMS

distributions of other rights for which the record date is prior to the date such stock certificate is issued.
5.    Change in Control
(a)     If (i) in connection with a Change in Control, the Award, to the extent outstanding immediately prior to such Change of Control, is assumed or continued, or a new Award is substituted for the Award by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, and (ii) at any time within the 24-month period following the Change in Control, Participant’s Employment is terminated by the Company (or its successor) or a subsidiary without Cause or Participant terminates his or her Employment for Good Reason, the Restricted Stock Units (or the award substituted for the Restricted Stock Units), to the extent then outstanding but not then vested, will automatically vest in full at the time of such termination.
(b)     For purposes of this Agreement, “Good Reason” shall mean, unless otherwise defined in an employment or other agreement between Participant and the Company or its subsidiaries (in which case, such meaning shall apply), the occurrence of any of the following, without Participant’s prior consent:
(i)    relocation of Participant’s place of employment, without Participant’s consent, to a location that is more than thirty (30) miles from Participant’s principal place of employment prior to the Change in Control; or
(ii)    a material diminution of Participant’s base salary or annual bonus target percentage (i.e., percentage of base salary fixed during the performance year) from Participant’s base salary or annual bonus target in effect as of immediately prior to the Change in Control.
A termination will qualify as a termination for Good Reason only if (i) Participant gives the Company notice, within ninety (90) days of the first existence or occurrence of any of the conditions specified above; (ii) the Company fails to cure the condition(s) within thirty (30) days of receiving such notice; and (iii) Participant terminates his or her Employment not later than thirty (30) days following the end of such 30-day period.
6.    Termination of Employment
(a)     Termination Date. For purposes of this Restricted Stock Unit, the Participant’s Employment will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). Unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in this Restricted Stock Unit under the Plan, if any, will terminate as of such date (the “Termination Date”). The Termination Date will not be extended by any notice period (e.g., the Participant’s period of service would not

6668698-v6\GESDMS

include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her Restricted Stock Unit grant (including whether the Participant may still be considered to be providing services while on a leave of absence).
(b)     Death. If Participant’s employment or other service with the Company and its subsidiaries terminates due to his or her death, then that portion of the Restricted Stock Unit that is not vested on the Termination Date shall immediately become fully vested.
(c)     Disability. Except as otherwise provided in an employment or other agreement between the Participant and the Company or its subsidiaries, if the Participant’s Employment terminates due to his or her Disability (as defined below), then fifty percent (50%) of that portion of this Restricted Stock Unit that is not vested on the Termination Date shall immediately become fully vested on such Termination Date. The portion of this Restricted Stock Unit that is not vested and exercisable on the Termination Date (after giving effect to the accelerated vesting provided for herein) shall immediately terminate on such date.
For purposes of this Agreement, “Disability” shall mean, unless otherwise defined in an employment or other agreement between the Participant and the Company or its subsidiaries (in which case, such meaning shall apply for so long as such agreement is in effect), the inability of a Participant to perform the customary duties of his or her Employment by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration, that is certified by the Company’s long-term disability insurance carrier in writing to the Company or the Participant, and provided that the Participant has been on a leave of absence approved by the Company for at least six months immediately prior to the Termination Date of Participant’s Employment. The final determination of whether a Participant has been terminated for Disability shall be made by the Company.
(d)    Termination for Cause or at a Time when Cause Exists. If Participant’s Employment is terminated by the Company or a subsidiary for Cause, which in the determination of the Committee justifies termination of the Restricted Stock Unit, or if, at the time of Participant’s termination, grounds for a termination for such Cause exist, then the Restricted Stock Unit (whether or not then vested) shall immediately terminate.
For purposes of this Agreement, “Cause” shall mean, unless otherwise defined in an employment or other agreement between Participant and the Company or its subsidiaries (in which case, such meaning shall apply), Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between Participant and the Company or any of its subsidiaries. Cause shall be determined by the Company.
(e)    Termination not for Cause due to Workforce Restructuring. If the Participant’s Employment is terminated not-for-Cause by the Company or a subsidiary due to

6668698-v6\GESDMS

position elimination or workforce restructuring, any portion of this Restricted Stock Unit that is not vested on the Termination Date shall vest as follows:
(i)    If the Participant is an Executive Director or Vice President level employee on the Termination Date, as determined by the Committee in its sole discretion, any portion of this Restricted Stock Unit that otherwise would have vested within twelve (12) months of the Termination Date will vest on the Termination Date provided that the employee executes the Separation Agreement.
(ii)    If Participant is below the Executive Director level employee on the Termination Date, as determined by the Committee in its sole discretion, any portion of this Restricted Stock Unit that otherwise would have vested within six (6) months of the Termination Date will vest on the Termination Date provided that the employee executes the Separation Agreement.
(f)     Other Termination. Except as otherwise provided in the Plan or this Agreement, if Participant’s Employment terminates for any reason not covered by Sections 6(b), 6(c), or 6(e) above, Participant shall immediately forfeit to the Company any and all unvested Restricted Stock Units, and all rights and interests therein, without compensation, upon the Termination Date.
7.    Cancellation of Award and Recoupment. Notwithstanding anything herein to the contrary, if Participant is not in compliance with all material applicable provisions of this Agreement or the Plan, or if Participant engages in a Detrimental Activity or breaches any other Company policy or covenant with the Company to which Participant is bound, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict the Restricted Stock Units at any time, and, at the Company’s request, Participant shall reimburse the Company for any gains realized by Participant on the sale of shares of Stock. If requested by the Company, Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement and the Plan and has not engaged in any Detrimental Activity.
For purposes of this Agreement, “Detrimental Activity” shall mean any of the following, unless authorized by the Company: (1) during employment or other service to the Company, the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its subsidiaries, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its subsidiaries, (2) the disclosure to anyone outside the Company or its subsidiaries, or the use in other than the Company’s or its subsidiaries’ business, without authorization from the Company, of any confidential information or material relating to the business of the Company or its subsidiaries, acquired by Participant either during or after employment or other service with the Company or its subsidiaries, (3) the failure or refusal to disclose promptly and to assign to the Company or its subsidiaries all right, title and interest in any invention or idea, patentable or not, made or conceived by Participant during employment by or other service with the Company or its subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Company or its subsidiaries or the failure or refusal to do anything reasonably necessary to enable the Company or its subsidiaries to secure a patent where appropriate in the United States and in other countries insofar as any matter referred to in

6668698-v6\GESDMS

this clause (3) violates any obligation of Participant to the Company or its subsidiaries, or (4) any attempt directly or indirectly to induce any employee of the Company or its subsidiaries to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its subsidiaries.
8.    Nontransferability. The Award is not assignable or transferable except upon Participant’s death to a Beneficiary.
9.    Compliance with Laws. Notwithstanding any other provisions of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the Restricted Stock Unit prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.
10.    Continuance of Employment or Other Service. Nothing in this Agreement shall be deemed to create any obligation on the part of the Company or any subsidiary to continue the Employment of Participant or interfere with the right of the Company or any subsidiaries to terminate the Employment of Participant.
11.    Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan. Participant acknowledges receipt of a copy of the Plan prior to the date of this Agreement.
12.    Acknowledgment of Nature of Plan and Award. In accepting the Award, Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units has been awarded repeatedly in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    Participant’s participation in the Plan is voluntary;

6668698-v6\GESDMS

(e)    the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiaries, and which is outside the scope of Participant’s employment or service contract, if any;
(f)    the Award and the underlying shares of Stock and the income and value of same are not intended to replace any pension rights or compensation;
(g)    the Award and the underlying shares of Stock and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any subsidiary;
(h)    the future value of the underlying shares of Stock is unknown, indeterminable, and cannot be predicted with certainty;
(i)    the value of the shares of Stock acquired upon vesting/settlement of the Restricted Stock Units may increase or decrease in value;
(j)    unless otherwise agreed with the Company in writing, the Award and the underlying shares of Stock and the income and value of same are not granted as consideration for, or in connection with, any service Participant may provide as a director of a subsidiary;
(k)    in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or shares of Stock acquired upon vesting of the Award resulting from termination of Participant’s continuous service by the Company or any subsidiaries (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and any subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
(l)    the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and
(m)    neither the Company, the Employer nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Unit or of any amounts due to Participant pursuant to the vesting of the Restricted Stock Unit or the subsequent sale of any shares of Stock acquired upon vesting.
13.     No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company, the Employer or subsidiary retaining Participant making any recommendation regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the shares of Stock underlying the Restricted Stock Unit. Participant should consult with his or

6668698-v6\GESDMS

her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.    Withholding.
(a)    The Participant acknowledges that, regardless of any action the Company and/or Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of any shares of Stock acquired upon vesting/settlement and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to Tax-Related Items by one or a combination of the following:
i.withholding from Participant’s wages or other cash compensation paid to Participant by the Company, the Employer or any other subsidiary;
ii.withholding from proceeds of the sale of shares of Stock acquired at vesting of the Restricted Stock Unit either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent;
iii.withholding shares of Stock to be issued upon vesting of the Restricted Stock Unit; or
iv.any other methods approved by the Committee and permitted by applicable laws.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount and will have no entitlement to the share equivalent. Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items

6668698-v6\GESDMS

that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
15. Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and any other subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
The Participant understands that the Company, the Employer and any other subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data may be transferred to Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, or any other third party service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Employer, any other subsidiary, and Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.
Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to withdraw his or her consent, his or her employment status or service with the Employer will not be affected;

6668698-v6\GESDMS

the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
1.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Alexion Pharmaceuticals, Inc., 100 College Street, New Haven, CT 06510, United States of America or at such other address as the Company may hereafter designate in writing.
2.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
3.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request that Participant consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.    Repayment/Forfeiture. Any benefits Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Participant.
5.    Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Stock or cash (including the proceeds arising from the sale of shares of Stock) derived from participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
6.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell shares of Stock or

6668698-v6\GESDMS

rights to shares of Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
7.    Severability. In the event any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of the Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision
8.    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Connecticut and agree that such litigation shall be conducted only in the courts of New Haven County, Connecticut, or the federal courts for the United States for the District of Connecticut, and no other courts, where this grant of Restricted Stock Units is made and/or to be performed.

6668698-v6\GESDMS

25.    Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.
26.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
27.    Appendix. Notwithstanding any provision herein, Participant’s participation in the Plan shall be subject to any special terms and conditions as set forth in the Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
28.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or desirable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

By:
Name: Anne-Marie Law
Title: EVP&CHRO

PARTICIPANT

6668698-v6\GESDMS

Name:

6668698-v6\GESDMS

APPENDIX
TO
ALEXION PHARMACEUTICALS, INC.
2017 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. PARTICIPANTS
This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Participant if Participant resides in the countries contained herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Notice of Grant and Restricted Stock Unit Agreement for Non-U.S. Participants (of which this Appendix is a part) or the Plan.

This Appendix may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant acquires shares of Stock or sells shares of Stock Participant acquires under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country apply to his or her specific situation.

If Participant is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to him or her.

Argentina
Securities Law Notice
The Award and the shares of Stock subject to the Award are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of the Argentine Securities Exchange Commission (Comision Nacional de Valores (CNV)) or any other governmental authority in Argentina..
Foreign Asset/Account Reporting
If Participant holds shares of Stock as of December 31 of any year, Participant is required to report the holding of the shares on his or her personal tax return for the relevant year.

6668698-v6\GESDMS

Australia
Securities Law Notice
The offer of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian resident employees, which will be provided to Participant with the Agreement.
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for Participant. If there is no Australian bank involved in the transfer, Participant will have to file the report him or herself.
Austria
Exchange Control Notice
If Participant holds securities (e.g., including shares of Stock acquired under the Plan) or cash (e.g., including proceeds from the sale of shares of Stock) outside Austria, Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if Participant holds securities outside Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if Participant holds cash in accounts outside Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000.
Belgium
Foreign Asset/Account Reporting
Participant is required to report any securities (e.g. shares of Stock under the Plan) held or bank accounts opened and maintained outside of Belgium, on his or her annual tax return. In a separate report, Participant is also required to provide a central contact point to the National Bank of Belgium with the account number, bank name and country in which said bank account was opened. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax
A stock exchange tax will apply on the sale of shares of Stock acquired from vesting of Restricted Stock Units. The Participant is responsible for paying and reporting the stock exchange tax due on the sales transaction.

6668698-v6\GESDMS

Brazil
Compliance with Law
By accepting the Award, Participant agrees to comply with all applicable Brazilian laws and agrees to report and pay any and all applicable taxes associated with the vesting/settlement of the Award, the sale of the shares of Stock acquired under the Plan, and the receipt of any dividends.
Nature of Grant. This provision supplements Section 12 of the Agreement:
By accepting the Award, Participant agrees that (i) he or she is making an investment decision, (ii) the shares of Stock will be issued to Participant only if the vesting conditions are met, and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.
Securities Law Notice
The Award and the securities granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Award and the securities granted under the Award will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.
Exchange Control Notice
If Participant is resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds US$100,000. Assets and rights that must be reported include shares of Stock of the Company. Please note that the US$100,000 threshold may be changed annually.
Tax on Financial Transaction (IOF)
Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.
Canada
Acknowledgement of Nature of Plan and Award
The following replaces in its entirety Section 6(a) of the Agreement:

6668698-v6\GESDMS

(a)    in the event of termination of Participant’s continuous Employment (whether or not in breach of local labor laws), Participant’s right to receive an Award and vest in the Award under the Plan, if any, will terminate effective as of the earlier of (i) the date upon which Participant is no longer actively employed or (ii) the date upon which Participant receives written notice of termination from the Company or the Employer (the “Termination Date”). The Committee shall have the exclusive discretion to determine when Participant is no longer actively employed or when Participant has received notice of such termination for purposes of the Award;
Data Privacy Notice and Consent
This provision supplements Section 15 of the Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any subsidiaries and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Employer to record such information and to keep such information in his or her employee file.
Securities Law Notice
Participant is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Stock are listed.
Consent to Receive Information in English
The following provisions will apply if Participant is a resident of Quebec:
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
Foreign Asset/Account Reporting
Foreign property, including Restricted Stock Units, shares of Stock acquired under the Plan and other rights to receive shares (e.g., stock options) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, such Restricted Stock Units must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because Participant holds other foreign property. When shares of Stock are

6668698-v6\GESDMS

acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if Participant owns other shares of the same company, this ACB may need to be averaged with the ACB of the other shares. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.
China

Restricted Stock Units Payable Only in Cash

Notwithstanding anything to the contrary in the Plan or the Agreement, to facilitate compliance with exchange control restrictions in the People’s Republic of China, the Restricted Stock Units will be payable in cash only. The Participant will not be entitled to receive shares of Stock from vested Restricted Stock Units. The Company reserves the right to amend the method of payment depending on the development of local law.

Colombia

Labor Laws Acknowledgement

The following provision supplements Section 12 of the Agreement:

Participants acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Notice

The Plan is offered in Colombia on the basis that offer of the Restricted Stock Units and/or the sale of any shares of Stock under the Plan will not constitute a “public offering of securities” under Law 964 of 2005. In the event that the Company, in its sole discretion, determines that the offer of the Restricted Stock Units in Colombia may constitute a “public offer of securities” under Law 964 of 2005, Participant understands and agrees that the Company may, in its sole discretion, cease to offer participation in the Plan in Colombia. In the event that the Company exercises its discretion to cease offering the Plan in Colombia, Participant will no longer be permitted to participate in the Plan as of the date established by the Company.

Exchange Control Notice

Investments in assets located abroad (including shares of Stock acquired under the Plan) are subject to registration with the Central Bank (Banco de la República) if Participant’s aggregate investments held abroad (as of December 31 of the applicable calendar year) equal or exceed US$500,000. When Participant sells shares (or other investments) held abroad, Participant may

6668698-v6\GESDMS

choose to keep the resulting sums abroad or to repatriate them to Colombia. If Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, Participant must file Form No. 5 with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If the investment was previously registered with Banco de la República, then Participant must file Form No. 4 with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If shares are sold immediately upon receipt, no registration is required because no shares are held abroad. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Czech Republic

Exchange Control Notice

Participant may be required to fulfill certain notification duties in relation to the Restricted Stock Units and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more. Participant is responsible for complying with any applicable Czech exchange control laws.

Denmark

Labor Law Acknowledgment

This provision supplements Section 12 of the Agreement:

By accepting the Award, Participant acknowledges that he or she understands and agrees that the Award relates to future services to be performed and is not a bonus or compensation for past services.

Stock Option Act

Participant acknowledges that he or she received an Employer Statement in Danish which sets forth the terms of the Award.

Foreign Asset/Account Reporting

If Participant establishes an account holding shares of Stock or an account holding cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Exchange Control and Tax Reporting Notification

6668698-v6\GESDMS

Participant may hold shares of Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares of Common are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Stock acquired at vesting and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return. By signing the Form V, Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when Participant opens a deposit account or a brokerage account for the purpose of holding cash outside of Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Participants annual income tax return. By signing the Declaration K, Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

France

Language Consent

By accepting the grant of the Restricted Stock Units, Participant confirms having read and understood the documents related to the grant (the Agreement and the Plan) which were provided in the English language. The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue.

6668698-v6\GESDMS

En acceptant l'attribution du droit sur des actions assujetti à des restrictions, Participant confirme avoir lu et compris les documents relatifs à l'attribution (le Contrat et le Plan) qui ont été fournis en langue anglaise. Participant accepte les dispositions de ces documents en connaissance de cause.

Foreign Asset/Account Reporting

Participant is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return. Additional monthly reporting requirements may apply if foreign account balances exceed €1,000,000.

Germany
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). If Participant receives a payment in excess of €12,500 in connection with the sale of shares of Stock under the Plan, Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available in both German and English via Bundesbank’s website (www.bundesbank.de). The Participant is responsible for complying with applicable reporting requirements.
In addition, in the unlikely event that Participant holds shares of Stock exceeding 10% of the total capital of the Company, Participant must report Participant’s holdings in the Company on an annual basis.
India
Exchange Control Notice

Participant must repatriate the proceeds from the sale of shares of Stock and any dividends received in relation to the shares to India within a certain period of receipt (90 days for sales proceeds and 180 days for dividends). Participant should maintain any foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting

Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including shares of Stock  held outside India) in Participant’s annual tax return.  It is Participant’s responsibility to comply with this reporting obligation and Participant should consult his or her personal advisor in this regard as significant penalties may apply in the case of non-compliance with foreign asset/account reporting requirements and because such requirements may change.

6668698-v6\GESDMS

Ireland
Director Notification
If Participant is a director, shadow director, or secretary of an Irish subsidiary, pursuant to the Companies Act 2014, Participant must notify that subsidiary in writing if Participant receives or disposes of an interest exceeding in aggregate 1% of the share capital of the Company (e.g., Restricted Stock Units, shares of Stock), if Participant becomes aware of the event giving rise to the notification requirement, or if Participant becomes a director or secretary if such an interest exceeding 1% in aggregate of the share capital of the Company exists at the time. This notification requirement also applies with respect to the interests of a spouse, Civil Partner, or minor children (whose interests will be attributed to the director, shadow director, or secretary).
Italy
Data Privacy Notice
This provision supplements Section 15 of the Agreement:
The Participant hereby voluntarily consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and any other subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.
Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Alexion Pharmaceuticals, Inc. with registered offices at 100 College Street, New Haven, Connecticut, 06510, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Ugo Capolino Perlingieri, Alexion Pharma Italy, Via Monte di Pieta, 21, 20121 Milano, Italy.
Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. Participant further understands that Alexion Pharmaceuticals and/or any subsidiary will transfer

6668698-v6\GESDMS

Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company may further transfer Data to Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, and any other third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any shares of Stock acquired under the Plan. Such Participants may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these Participants may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reason, the Data processing. Furthermore, Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.
Plan Document Acknowledgment
In accepting the Award, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.
Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Acknowledgment of Nature of Plan and Award; Withholding; Governing Law and Venue; Language; and the Data Privacy Notice section included in this Appendix.
Foreign Asset/Account Reporting

6668698-v6\GESDMS

If Participant is an Italian resident and, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, shares of Stock) which may generate income taxable in Italy (or if Participant is the beneficial owner of such an investment or asset even if Participant does not directly hold the investment or asset), Participant is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if Participant is not required to file a tax return).
Japan
Foreign Asset/Account Reporting
The Participant is required to report details of any assets held outside of Japan as of December 31, including shares of Stock acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. The Participant is responsible for complying with this reporting obligation and should consult with his or her personal tax advisor in this regard.
Mexico
Acceptance of the Agreement
By accepting the Award, Participant acknowledges that he or she has received a copy of the Plan and the Award, including this Appendix, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Award, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 12 of the Agreement, which clearly provide as follows:
(1)    Participant’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis; and
(3)    Participant’s participation in the Plan is voluntary.
Labor Law Policy and Acknowledgement
In accepting the Award, Participant expressly recognizes that Alexion Pharmaceuticals, Inc. with registered offices at 100 College Street, New Haven, Connecticut, 06510, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is a Mexica subsidiary of the Company (“Alexion-Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and Alexion-Mexico, and do not form part of the employment conditions and/or benefits provided by Alexion-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

6668698-v6\GESDMS

Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Acuerdo
Aceptando este Premio (Award), el Participante reconoce que ha recibido una copia del Plan, el Anuncio de la Subvención y el Acuerdo, con inclusión de este Apéndice, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan, el Anuncio de la Subvención, y en el Acuerdo, incluyendo este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 12 del Acuerdo, que claramente dispone lo siguiente:
(1)    La participación del Participante en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total; y
(3)    Que la participación del Participante en el Plan es voluntaria.
Política de la Ley Laboral y Reconocimiento

Aceptando este Premio (Award), el Participante reconoce expresamente que Alexion Pharmaceuticals, Inc. con oficinas registradas ubicadas en 100 College Street, New Haven, Connecticut, 06510, en los Estados Unidos de América, es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es una afiliada Mexicana de la Compañía (“Alexion-México”). Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e Alexion-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Alexion-México, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto

6668698-v6\GESDMS

para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.
Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra de la Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.
Netherlands
There are no country-specific provisions.
Norway
There are no country-specific provisions.
Russia

U.S. Transaction

The Participant understands that the Award shall be valid and this Agreement shall be concluded and become effective only when the Agreement is received by the Company in the United States. Upon vesting of the Restricted Stock Units, any shares of Stock to be issued to Participant shall be delivered to Participant through a bank or brokerage account in the United States. The Participant may hold the shares of Stock in his or her brokerage account in the U.S.; however, in no event will the shares of Stock issued to Participant and/or share certificates or other instruments be delivered to Participant in Russia. The Participant is not permitted to make any public advertising or announcements regarding the Restricted Stock Units or shares of Stock in Russia, or promote these shares of Stock to other Russian legal entities or individuals, and Participant is not permitted to sell or otherwise dispose of the shares of Stock directly to other Russian legal entities or individuals. The Participant is permitted to sell shares of Stock only on the NASDAQ Global Select Market and only through a U.S. broker.

Exchange Control Notice

Under current exchange control regulations, within a reasonably short time after receipt, Participant must repatriate any proceeds from the sale of shares of Stock received under the Plan to Russia. Such proceeds must be initially credited to Participant through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. However, dividends can be held in an individual foreign currency bank account opened in certain countries (including the United States).

6668698-v6\GESDMS

The Participant is encouraged to contact his or her personal advisor before Restricted Stock Units vest and shares of Stock are sold as significant penalties may apply in the case of non-compliance with exchange control requirements and because exchange control requirements may change.

Data Privacy
This notification supplements Section 15 of the Agreement:
Participant hereby acknowledges that Participant has read and understood the terms regarding collection, processing and transfer of Data contained in Section 15 of this Agreement and, by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. Participant understands that Participant will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.

Securities Law Notice

This Agreement, the Plan and all other materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Labor Law Notice

If Participant continues to hold shares of Stock after involuntary termination, Participant may not be eligible to receive unemployment benefits in Russia.

Anti-Corruption Legislation Notice

Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including shares of Stock acquired under the Plan). The Participant is strongly advised to consult with his or her personal legal advisor to determine whether the restriction applies to Participant.

Spain
Nature of Grant
This provision supplements Section 12 of the Agreement:
By accepting the Restricted Stock Units, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

6668698-v6\GESDMS

Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Restricted Stock Units under the Plan to employees of the Company or its subsidiaries. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any subsidiary, other than to the extent set forth in this Agreement. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and any shares of Stock acquired at vesting of the Restricted Stock Units are not part of any employment or service contract (either with the Company or any subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Restricted Stock Units shall be null and void.
Further, Participant understands that he or she will not be entitled to continue vesting in any Restricted Stock Units upon cessation of Participant’s employment or service. This will be the case, for example, even in the event of a termination of Participant’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause, individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that Participant has read and specifically accepts the vesting and termination conditions in the Agreement.
Securities Law Notice
A Restricted Stock Unit is not a considered to be a security under Spanish Law. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor the Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus.
Exchange Control Notice
To participate in the Plan, Participant must comply with exchange control regulations in Spain. The acquisition of shares of Stock upon vesting of the Restricted Stock Units and subsequent sales of shares of Stock must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”). Because Participant will not purchase or sell the shares of Stock through the use of a Spanish financial institution, Participant must make the declaration himself or herself by filing a Form D-6 with the DGCI. Generally, the Form D-6 must be filed each January while the shares of Common Stock are owned. In addition, the sale of shares of Stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
In addition, Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares

6668698-v6\GESDMS

of Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Stock made to Participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Account Reporting Notice
If Participant holds rights or assets (e.g., shares of Stock or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Stock, cash, etc.) as of December 31 each year, Participant is required to report certain information regarding such rights and assets on tax form 720 (or at any time during the year in which Participant sells or disposes of such right or asset). After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the asset is transferred or relinquished during the year. The reporting must be completed by the following March 31.
Sweden
There are no country-specific provisions.

Switzerland
Securities Law Notice
The offer of Restricted Stock Units is considered a private offering in Switzerland; therefore, it is not subject to registration. The Participant should note that neither this document nor any other materials relating to the Restricted Stock Units constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland.

6668698-v6\GESDMS

Taiwan
Securities Law Notice
The offer of participation in the Plan is available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notice.
Participant may acquire foreign currency (including proceeds from the sale of shares of Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant may also be required to provide supporting documentation to the satisfaction of the remitting bank.
Turkey
Securities Law Notice

By accepting the Restricted Stock Units, Participant understands and agrees that he or she must sell shares of Stock acquired under the Plan outside Turkey. The shares of Stock are currently traded on the NASDAQ Global Select Market, which is located outside of Turkey, under the ticker symbol “ALXN” and may be sold on this exchange.
United Arab Emirates

Securities Law Notice

The Restricted Stock Units are only being offered to eligible employees and are in the nature of providing equity incentives to eligible employees of the Company and its subsidiaries. The Plan, this Agreement and any other Award grant materials (collectively, the “Award Documents”) are intended for distribution only to such eligible employees and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development: (1) have approved the Plan or the Agreement; (2) have taken steps to verify the information set out therein; and (3) have any responsibility for such documents.

United Kingdom

Eligibility

6668698-v6\GESDMS

Notwithstanding the provisions of Section 5 of the Plan, Restricted Stock Units may only be granted to employees of the Company or its subsidiaries. Such term shall not include common law employees, non-employee executive officers or non-employee directors.
Restricted Stock Units Payable Only in Shares of Stock
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, if Participant is resident and ordinarily resident in the United Kingdom, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment and the Restricted Stock Units are payable in shares of Stock only.
Withholding
The paragraph below supplements Section 14 of the Agreement:
Without limitation to Section 14 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold on Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

In the event that Participant is a director or executive officer and income tax not collected from or paid by Participant within 90 days after the end of the UK tax year in which the to the event giving rise to the Tax-Related Items occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected incomes tax will constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant acknowledges that Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.
Joint Election
As a condition of Participant’s participation in the Plan and the vesting of the Restricted Stock Units, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items. To accomplish the foregoing, Participant agrees to execute a joint election with the Company (the “Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. If Participant does not enter into the Election when Participant accepts the Agreement or when otherwise requested by the Company and/or Employer, or if the Election is revoked at any time by HMRC, the Restricted Stock Units will cease vesting

6668698-v6\GESDMS

and become null and void, and no shares of Stock will be acquired under the Plan, unless Participant agrees to pay an amount equal to the Employer’s Liability to the Company, the Employer and/or any subsidiary. Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 14 of the Agreement.

6668698-v6\GESDMS